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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K


  Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                    of 1934

                Date of Report (Date of earliest event reported)

                                  April 1, 2002


                            FIRST CITIZENS BANC CORP
                    -----------------------------------------

         (Exact name of Registrant as specified in its charter)

             Ohio                          0-25980              34-1558688
             -----                       ----------           ---------------

(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                              Identification No.)

                   100 East Water Street, Sandusky, Ohio 44870
            --------------------------------------------------------

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
                                      -----

          (Former name or former address, if changed since last report)

                          Date of Report: April 1, 2002



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Item 2.           Acquisition or Disposition of Assets


         On April 1, 2002, First Citizens Banc Corp ("First Citizens") completed its acquisition of Independent Community Banc Corp. ("ICBC"), Norwalk, Ohio, which merged with and into First Citizens (the "Merger"). First Citizens had previously announced the signing of the Agreement and Plan of Merger (the "Merger Agreement") by First Citizens and ICBC on November 1, 2001.

          Under the terms of the Merger Agreement, ICBC shareholders will receive 1.7 First Citizens common shares for each ICBC common share owned as of April 1, 2002. On March 28, 2002, the last trading day prior to April 1, 2002, the closing price per share of First Citizens common shares on the Nasdaq SmallCap Market was $20.90. There were 631,186 ICBC common shares outstanding as of April 1, 2002, and, based on that number, the transaction would be valued at approximately $22.4 million, or $35.53 per share of ICBC stock. The Merger will be a tax-free exchange of common shares and will be accounted for as a purchase transaction.

         The Merger has been approved by all applicable banking regulators and by the Board of Directors and the shareholders of each of First Citizens and ICBC. In addition, the First Citizens common shares to be issued to the ICBC shareholders in exchange for their ICBC common shares have been registered with the Securities and Exchange Commission.

         Immediately following the Merger, ICBC's bank subsidiary, The Citizens National Bank of Norwalk, merged with and into First Citizens' bank subsidiary, The Citizens Banking Company. The merged banks will serve the communities of Sandusky, Norwalk, Huron, Berlin Heights, and Port Clinton in North Central Ohio.

          Following the Merger, two directors of ICBC, Leslie D. Stoneham and Daniel J. White, will serve on the Board of Directors of First Citizens. Two other ICBC directors, James D. Heckelman and William F. Boose, will serve on the Board of Directors of The Citizens Banking Company.


Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of businesses acquired.

         Financial statements of ICBC were filed as part of First Citizens' Registration Statement on Form S-4 filed on December 14, 2001, as amended by Amendment No. 1 thereto filed on January 16, 2002, and declared effective on January 16, 2002 (the "Registration Statement"). Updated financial statements will be filed as soon as practicable but in no case later than sixty days after the date this 8-K was required to be filed.

         (b)      Pro forma financial information.


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         Pro forma financial information regarding the acquisition was filed as part of First Citizens' Registration Statement. Updated pro forma financial information will be filed as soon as practicable but in no case later than sixty days after the date this 8-K was required to be filed.

         (c)      Exhibits.

2. The Agreement and Plan of Merger, dated as of November 1, 2001 by and between First Citizens and ICBC, was filed as an exhibit to First Citizens' Report on Form 8-K, dated November 1, 2001 and filed on November 2, 2001.

99                Text of Press Release, dated April 1, 2002, issued by First
                  Citizens


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


First Citizens Banc Corp


/s/  James O. Miller                        April 1, 2002
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James O. Miller                             Date
Executive Vice President